Exhibit 99.1

VANTAGE ENERGY SERVICES, INC.

TO ACQUIRE ONE ULTRA-DEEPWATER DRILLSHIP AND AN OPTION TO PURCHASE A SECOND ULTRA-DEEPWATER DRILLSHIP

Houston, TX (March 31, 2008) — Vantage Energy Services, Inc. (“Vantage”) (AMEX: VTG.U; VTG; VTG.WT) today announced that it has exercised its previously announced option, through Offshore Group Investments Limited (“OGIL”), to acquire one ultra-deepwater drillship (the “Platinum Explorer”) and has obtained an option to acquire a second ultra-deepwater drillship (the “Titanium Explorer”).  The proposed acquisition of OGIL is, among other customary closing conditions, subject to a stockholder vote by the stockholders of Vantage.  Additional information may be found in Vantage’s proxy statement and annual report on Form 10-K.

“We are extremely pleased to exercise the option on the Platinum Explorer and to obtain a firm option on the sister ship, Titanium Explorer,” Paul Bragg, Chief Executive Officer of Vantage stated.  “We are deeply committed to building Vantage into a leading offshore drilling company with the highest level of capabilities.  Our fleet will be comprised of all new, high-specification assets — and clearly, deepwater will be our strongest focus.  Given the current status of our outstanding bids and proposals for the Platinum Explorer, as well as numerous other customer inquiries, we believe that exercising the purchase option at this time is in our best interest.  We found it extremely attractive to couple this action with obtaining the additional option to purchase the Titanium Explorer.  The addition of the Titanium Explorer option will orient our fleet towards deepwater.”  Following the completion of the current construction program, assuming approval of the acquisition by stockholders, Vantage will have two ultra-deepwater drillships and four ultra-premium jackup rigs.

“The fourth quarter 2010 scheduled completion date for the Platinum Explorer makes it one of the industry’s first available, un-contracted newbuild drillships,” Mr. Bragg stated.  “This 12,000-foot water depth capable drillship being constructed by DSME in South Korea will be the ‘flagship’ of the Vantage fleet.  We are currently discussing numerous contract opportunities with customers throughout the world for employment of the ship, as well as the jackup rigs.  Additionally, we have submitted and are preparing for submission tender bids and other proposals to a variety of possible customers.  Previously, we had agreed to purchase an option to acquire the Platinum Explorer in the initial acquisition transaction of OGIL. To facilitate contracting the ship, we have reached agreement with the seller to include the Platinum Explorer in the initial acquisition transaction by Vantage, along with four ultra-premium jackup rigs, currently under construction at PPL in Singapore.  At this time, we are also reviewing contract opportunities for the Titanium Explorer.”

Pursuant to the drillship purchase agreement by and between OGIL and Mandarin Drilling Company, the purchase price for the Platinum Explorer will be approximately $676 million, inclusive of certain modifications requested by Vantage to improve and upgrade the equipment and hull design.  Purchase installments will be approximately $195 million in September 2008 and $473 million in the fourth quarter 2010, when the Platinum Explorer is scheduled for delivery.  An additional  $8 million of cash consideration included in Vantage’s initial acquisition transaction and attributed to the option to purchase the Platinum Explorer will be paid in connection with the acquisition closing upon approval of the stockholders.  Pursuant to the purchase agreement, the terms and conditions of the option to acquire the Titanium Explorer are essentially identical to the terms and conditions for the purchase of the Platinum Explorer, except that the purchase price for the Titanium Explorer will be $695 million according to the following payment schedule: 30% due upon exercise of the option; 10% due six months after the date of exercise; 10% due twelve months after the date of exercise; and the remaining balance of 50% due upon delivery of the Titanium Explorer.  The option is exercisable until November 30, 2008.

“Shipyard prices for new drillships have continued to escalate since orders were placed to construct the Platinum Explorer and the Titanium Explorer,” Mr. Bragg stated.  “Also, we are benefiting from favorable construction payment terms which limit the interest cost to be incurred in connection with building the drillships.  By exercising the option on the Platinum Explorer and by obtaining an option on the Titanium Explorer, we believe that there is significant embedded value captured by Vantage stockholders.”

Both drillships are being constructed at Daewoo Shipbuilding & Marine Engineering Co., Ltd’s shipyard in Korea.  The Platinum Explorer and the Titanium Explorer have dynamic positioning systems with a hull design offering a variable deck load of approximately 20,000 metric tons and measuring 781 feet long and 137 feet wide. They are designed for drilling in water depths of up to 12,000 feet, with a total vertical drilling depth of up to 40,000 feet, and will have off-line tubular stand building capabilities.

“Our initial stage of hiring has been completed as our operating base in Singapore now includes all significant positions filled,” Mr. Bragg stated.  “We are on target for completion of all internal systems development and rig manning.  Construction of the rigs is progressing on schedule.”

Vantage will conduct an investor call at 10:00 AM ET on Wednesday, April 2, 2008 to discuss the latest drillship transactions and to provide updates on Vantage’s latest developments. To access the conference call, U.S. callers may dial toll free (866) 261-3330 and international callers may dial (703) 639-1224.  Callers should reference the conference name “Vantage Investor Conference Call” prior to the start time. A replay of the conference call will be available for 48 hours following the call and can be accessed by dialing (888) 266-2081 for U.S. callers and (703) 925-2533 for international callers.  The access code for the replay is 707195.

Vantage Energy Services, Inc.

Vantage Energy Services, Inc. is organized under the laws of the State of Delaware as of September 8, 2006. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, one or more businesses in the oilfield services industry.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Vantage, OGIL and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Vantage’s and OGIL’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Vantage’s stockholders to approve the share purchase agreement and the transactions contemplated thereby; the successful completion of debt financing; the number and percentage of Vantage’s stockholders voting against the Acquisition; changing interpretations of generally accepted accounting principles; relocation of Vantage’s home jurisdiction; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the business in which OGIL is engaged; demand for the products and services that OGIL provides; construction delays and cost overruns; cyclical business and lack of diversification; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Vantage’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Vantage nor OGIL assumes any obligation to update the information contained in this press release.

Public & Investor Relations Contact:

Paul A. Bragg, Chairman & Chief Executive Officer

Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 610

Houston, Texas 77056

Tel: (281) 404-4700